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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


April 7, 1999


The Directors
Creative Master International, Inc.
8/F., Casey Industrial Building
18 Bedford Road
Taikoktsui
Kowloon
Hong Kong


Dear Sirs,

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 1999 included in Creative Master International, Inc.'s Form 10-KSB for the year ended December 31, 1998 and to all references to our Firm included in this Registration Statement on Form S-8.



Very truly yours,

/s/ Arthur Andersen & Co.
Certified Public Accountants
Hong Kong